Exhibit 10.11

No. ____________

EMPLOYMENT AGREEMENT

Employer: Xingtai Longhai Steel Wire Co. Ltd

Employee: Wang Chaojun

Neiqiu Bureau of Labor and Social Security

Employer Name: Xingtai Longhai Steel Wire Co. Ltd
                 Address: No. 1 Jingguang Road, Neiqiu
                 Corporate representative: Wang Chaojun
                 Contact No.: 0319-6888801
                 Post Code: 054200

Employee Name: Wang Chaojun
                 Residential Address: No. 33-34 New Caihua Road, Qiaodong District, Xingtai
                 ID card No.: 130502195507260912
                 Contact No.: 13503194077
                 Post Code: 054000

This Contract is signed on a mutuality voluntary basis by and between the following Employer and Employee in accordance with The Labor Law of People’s Republic of China and Law of The People’s Republic of China on Employment Contracts.

1. Term of the Contract:

The term of this contract is for unlimited years and shall commence on 08,26,2008, and shall continue until statutory termination conditions occur. The Employee shall undergo a probationary period of 0 months.

2. Job Description

The Employer agrees to employ Mr. Wang Chaojun (name) as CEO (job title), located in Neiqiu,Xingtai (office location and city).

3. Remuneration of Labor

a. The salary of the Employee shall be monthly paid by the Employer in accordance with applicable laws and regulations of P.R.C. It shall be paid by legal tender and not less than the standard minimum salary in Xingtai.

b. The salary of the Employee is RMB$20,000 per month in the probationary period and RMB$20,000 after the probationary period.

c. If the delay or default of salary takes place, the Employer shall pay the economic compensation except the salary itself in accordance with the relevant laws and regulations.

4. Working Hours & Rest & Vocation

a. The normal working hours of the Employee shall be eight hours each day, excluding meals and rest for an average of five days per week, for an average of forty hours per week.

b. The Employee is entitled to all legal holidays and other paid leaves of absence in accordance with the laws and regulations of the PRC and the company’s work rules.

c. The Employer may extend working hours due to the requirements of its production or business after consultation with the trade union and the Employee ,but the extended working hour for a day shall generally not exceed one hour; If such extension is called for due to special reasons, the extended hours shall not exceed three hours a day. However, the total extension in a month shall not exceed thirty-six hours.

5. Social Security & Welfare

a. The Employer will pay for all mandatory social security programs such pension insurance, unemployment insurance, medical insurance of the Employee according to the relevant government and city regulations.

b. During the period of the Contract, the Employee’s welfare shall be implemented accordance with the laws and relevant regulations of P.R.C.

6. Working Protection & Working Conditions

a. The Employer should provide the Employee with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labor protection to guarantee the safety and health during the working process.

b. The Employer should provide the Employee with safety education and technique training; The Employee to be engaged in specialized operations should receive specialized training and acquire qualifications for such special operations.

c. The Employee should strictly abide by the rules of safe operation in the process of their work.

7. Labour Discipline

a. The Employer may draft bylaws and labor disciplines of the Company, According to which, the Employer shall have the right to give rewards or take disciplinary actions to the Employee;

b. The Employee shall comply with the management directions of the Employer and obey the bylaws and labor disciplines of the Employer.

c. The Employee shall undertake the obligation to keep and not to disclose the trade secret for the Employer during the period of this Contract; this obligation of confidentiality shall survive the termination of this Contract for a period of two (2) years.

8. Termination, Modification, Renew and Discharge of the Contract

a. The relevant clauses of the Contract may be modified by the parties:

i. The specific clause is required to be modified by the parties through consultation; ii. Due to the force majeure, the Contract cannot be executed;

iii. The relevant laws and regulations have been modified or abolished by the time of signing the Contract.

b. The Contract may be automatically terminated:

i. This Contract is not renewed at the expiration of this Contract;

ii. The Employer is legally announced to be bankruptcy, dismissed, or canceled;

iii. The death of the Employee occurs;

iv. The force majeure takes place;

v. The conditions of termination agreed in the Contract by the parties arise.

c. The Contract may be renewed at the expiration through consultation by the parties with the fulfillment of the procedure within 15 days to the expiration;

d. The Contract may be discharged through consultation by the parties;

e. The Contract may be discharged by the Employer with immediate effect and the Employee will not be compensated:

i. The Employee does not meet the job requirements during the probationary period;

ii. The Employee seriously violates disciplines or bylaws of the Employer;

iii. The Employee seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to the Employer;

iv. The Employee is being punished by physical labor for its misfeasance

v. The Employee is being charged with criminal offences:

f. The Contract may be terminated by the Employer by giving notice in written form 30(thirty) days in advance:

i. The Employee fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function the Employer assigns to him;

ii. The Employee does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;

iii. The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided, however, that the parties cannot reach an agreement to amend the contract to reflect the changed circumstances.

iv. The Employer is being consolidated in the legal consolidation period on the brink of bankruptcy or the situation of business is seriously in trouble, under such condition, it is required to reduce the employee.(in legal procedure)

g. The Employee shall not be dismissed:

i. The Contract has neither expired nor conformed to 8.d, 8.e,8.f,8.g;

ii. The Employee is ill with occupational disease or injured due to work and has been authenticated fully or partly disabled by the Labor Authentication Commission in Neiqiu County, Xingtai.

iii. The Employee is ill or injured (other than due to work) and is within the period of medical leave provided for by applicable PRC law and regulations and Company policy;

iv. The Employee is woman who is pregnant, on maternity leave, or nursing a baby under one year of age; or

iii. The applicable PRC laws and regulations otherwise prohibit the termination of this Contract.

h. The Contract may be discharged by the Employee by giving notice in written form 30(thirty) days in advance. However, the Employee may inform the Employer to discharge the Contract at random under the following occasions:

i. The Employee is still in the probationary period;

ii. The Employer force the Employee to work by violence, duress or illegal restriction to physical freedom;

iii. The Employer does not pay the remuneration of the Employee accordance with the relevant clause in the Contract;

iv. The Employer violates the relevant regulations of State or Tianjin for its terrible safe and health condition, which is harmful to the Employee’s health.

I. The Contract cannot be terminated by the Employee before the expiration if not conforming to 8.d, 8.h,

j. The Employer shall pay the economic compensation to the Employer if the Contract is terminated conforming to 8.d, 8.f, and 8.h.i-8.h.iv. Additional fee for medical allowance should be paid to the Employee if the Contract is terminated conforming to 8.f.i.

9. Breach Liabilities

a. Due to either party’s fault, if breaching the Contract, that party shall undertake the breach liability according to the extent to the performance of the Contract; if the parties both breach the Contract; they shall undertake its separate liability according to the concrete situation.

b. Due to either party’s fault, if breaching the Contract to damage the other party. The damage should be compensated by the faulty party accordance with the relevant laws and regulations of PRC.

c. Due to the force majeure, causing the non-performance or the damages to either party, the other party may not undertake the breach liability;

d. The Employee wants to resign and has received training provided by the Employer, the Employee shall compensate for the training cost.

10. Labor Disputes

Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court within 15 days of the date of receiving the ruling of arbitration

11.The verification of this Contract shall be made in Neiqiu Labor Bureau, Xingtai within 30 days after being signed by the parties.

Employer: (official stamp)	Employee: Wang Cahojun
Representative: Wang Chaojun	Date: 26,08,2008
Date: 26,08,2008